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                                                                    EXHIBIT 99.2

FINAL TRANSCRIPT

Conference Call TranscriptTWTR - Q3 2004 Tweeter Home Entertainment Group Earnings Conference CallEvent
Date/Time: Jul. 27. 2004 / 10:30AM ETEvent
Duration: 45 min

CORPORATE PARTICIPANTS
  Joe McGuire
  Tweeter Home Entertainment Group - VP, CFO
  Jeff Stone
  Tweeter Home Entertainment Group - President, CEO, COO
  Philo Pappas
  Tweeter Home Entertainment Group - SVP of Merchandising

CONFERENCE CALL PARTICIPANTS
  Bill Armstrong
  CL King & Associates - Analyst
  Jeff Kalika
  Analyst
  Kelly Chase
  Thomas Weisel Partners - Analyst
  Scott Ciccarelli
  RBC Dain Rauscher - Analyst
  Ed Ryan
  Analyst
  Jason West
  Analyst
  Bill Massey
  Analyst
  Kent Pearlman
  Analyst

PRESENTATION

Operator

  Good day, ladies and gentlemen, and welcome to the Tweeter quarterly earnings call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session, and instructions will follow at that time. (OPERATOR INSTRUCTIONS). As a reminder, this conference call is being recorded.

I would now like to turn the conference over to your host, Mr. Joe McGuire, Chief Financial Officer. Mr. McGuire, you may begin.

Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Thank you, Yolanda. Good morning, everyone, and thank you for participating in Tweeter Home Entertainment Group's fiscal 2004 third-quarter earnings conference call. My name is Joe McGuire, and I'm the Chief Financial Officer. Also with us today is Jeff Stone, President and Chief Executive Officer; Philo Pappas, the Company's Head Merchant; and Judy Quye, the Head of Retail.

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I'd like to start with a brief statement about forward-looking statements, after which we will discuss the general business for the quarter, and then we'll review some numbers. After these brief presentations, we'll open it up to questions.

Certain statements contained in today's press release and statements that may be made during this conference call, including words such as expects, believes, plans, anticipates and similar language constitute forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated. All participants are cautioned not to place undue reliance on these forward-looking statements, and to refer to the recent company filings on Form 10-K filed with the SEC for a more thorough discussion of risk factors associated with the Company. Copies of today's press release and all other releases and SEC filings are available at our investor relations website at www.TWTR.com.

Now, here's Jeff to give you a business summary.

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  Good morning, everyone. For the quarter ended June 30, 2004, total revenue decreased 1 percent to 169 million from 170 million in the same period last year, while comparable stores sales decreased 2 percent. Net loss for the quarter was 6.1 million or 25 cents per share, compared to a net loss of 4.1 million or 17 cents per share for the same period last year. Our operating loss for the quarter was 9.6 million, compared to an operating loss of 6.8 million last year. As a percentage of revenue, the operating loss was 5.7 percent compared to the operating loss of 4 percent last year. This was primarily due to a 20 basis point increase in gross margin, an 80 basis point increase in selling expenses and a 170 basis point increase in corporate expenses. Please note that comparisons discussed in this call relating to cost of sales and selling expenses (technical difficulty) before the quarterly effect of the EITF 02-16 reclassification of $8.5 million for June 2004 and $5.7 million in June 2003. This was the first quarter in several that we've seen an increase in gross margin over prior year. We are not expecting to see this trend to repeat at this level of gain going forward. We do believe, however, that our margins have leveled off.

The television business is still competitive, but our internal focus on attachment selling, the higher-margin goods, the development of private branded lines and a leveling off of our audio business are all helping our gross margin performance.

Now, here's Joe to put some color into the numbers.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Thanks, Jeff. One point before I start. As we mentioned in the press release, we're going to stop giving quarterly EPS guidance until we feel we have better visibility into sales trends.

For the quarter ended June, the increase in selling expenses as a percent of sales was primarily the result of a couple of things -- a 160 basis point increase in compensation expense, most of which is due to the continued building of the in-home infrastructure, and 90 basis point increase in occupancy costs and vehicle expenses. These increases were offset by a 140 basis point reduction in net advertising and a 30 basis point decrease in bank service fees. The increase in corporate expenses was primarily related to consulting and professional service fees, as well as compensation expense.

We are pleased as we continue to become more efficient with our capital, as our supply chain, inventory management and cash conversion cycle initiatives continue. We reduced days of inventory from 107 a year ago to 95 days at the end of June, and we've decreased our cash conversion days by 8 year over year. Net inventory finished for the quarter at 114 million, compared to the year-earlier inventory ending level of 133 million and a $10 million reduction just from the March 2004 quarter. This resulted in a 46 basis point improvement in turns year over year, and we still expect to finish the fiscal year with turns running at about four times.

Discontinued inventory was about 11 percent of total inventory, and the amount of discontinued inventory more than 180 days old declined to 30 percent of our total disk of disco, down from 49 percent of the end of September '03,

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when we started to track the disco buckets by age (ph). Since the June quarter ended, we've taken this number down further to 23 percent of total disco, so progress continues.

And as you might imagine, the cleaner or newer the discontinued inventory is, the better margin yield or the smaller the margin decline we are able to get for it at retail. We believe this is an important component of our improvement in gross margin, as we are selling discontinued inventory overall at a higher gross margin this year than we were last.

Our in-stocks for the quarter ran at an average of 90 percent, a continued improvement over power prior quarters, and we are seeing all the benefits of this showing up in the balance sheet. Long-term debt declined $11 million to $39 million, compared to $50 million at the same period last year.

Now, when we discuss year-end results later in the fall, we'll go through it with you and talk about our expectations for continued improvements on the balance sheet resulting from our fiscal '05 supply chain initiatives.

And now, I'll turn it back to Jeff just for a couple of other topics before we go to Q&A.

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  On July 1, 2004, we completed the acquisition of NOW! Audio Video, a six-store chain in the Raleigh, North Carolina and Knoxville, Tennessee markets. The $21 million (indiscernible) retailer will leverage our existing store base, especially in North Carolina. We continue to drive our in-home installation initiative, and as we've mentioned before, being in the home with our customers is a key component of our repositioning strategy.

In the June quarter, labor sales hit 4.1 percent of revenue, versus 3.5 in the March quarter, versus 3.1 percent in the same quarter last year. In dollars, in-home installation labor grew by almost 2 million or 31 percent year over year. Currently, approximately 20 percent of our retail sales have some labor attached to the ticket, and we are trending $28 million in labor sales for the year.

Our installation crew efficiency, the major driver of labor profitability, increased 50 percent year over year during the third quarter. This follows a 41 percent increase in the March quarter. In other words, the average two-man installation crew installed and built 50 percent more labor this year than last. As we develop this model and further train our folks, our goal is to continue to gain efficiencies in this area, as the more efficient our folks are, the more profitable this division will become.

That does it for prepared remarks. We would like to open it up to questions.

QUESTION AND ANSWER

Operator

  (OPERATOR INSTRUCTIONS). Bill Armstrong.

  Bill Armstrong - CL King & Associates - Analyst

  Joe, I was wondering if you could run through the major components of your sales mix and, in particular, flat-panel TVs as a percentage of total sales?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  Bill, I'm going to turn that over to Philo.

  Philo Pappas - Tweeter Home Entertainment Group - SVP of Merchandising

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  Flat-panel build for the quarter ran at just over 20 percent of our sales mix.

  Bill Armstrong - CL King & Associates - Analyst

  What about the other major components?

  Philo Pappas - Tweeter Home Entertainment Group - SVP of Merchandising

  Projection TV -- projection TV ran about 18 percent of our mix. Audio -- audio is currently running at over 18 percent of our mix. Car continues to run just under 11 percent of our mix.

  Bill Armstrong - CL King & Associates - Analyst

  Earlier this year, you saw some margin pressure in the flat-panel TV area. Are you seeing that stabilizing?

  Philo Pappas - Tweeter Home Entertainment Group - SVP of Merchandising

  As was mentioned in the release, we are starting to see our video margins stabilize, if you will. Going forward, we still see some decline, but not like we've seen over the last few quarters in that category. And I think, as Jeff also mentioned, that's being enhanced, if you will, through better attachment selling and some of the other initiatives that we have to drive margin.

  Bill Armstrong - CL King & Associates - Analyst

  In terms of your last two months, you've had positive comps. Anything you can point to that might have been driving that? I guess your advertising really wasn't that intensive over the last two months. So what do you think was driving that?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  I think just overall better execution on the sales floor, but a huge component of it is the supply chain, our in-stock. The merchants have really done a good job keeping us in stock on our key items, bestsellers and just overall inventory. And we've been at the supply chain thing now for about 12 months. We are not good at it yet, but we are getting there, and I think that having stock in the right places is helping drive a little bit of the business.

  Bill Armstrong - CL King & Associates - Analyst

  And then last question, on corporate G&A, I guess manly consulting fees. When does that start to cycle or anniversary? And I guess what sort of run rate should we be looking for, going forward, on that line item?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Our cycle or anniversary, Bill, starting to look at the December quarter, and we're in the midst of doing our FY '05 planning now. So we certainly plan to keep some of the efforts that are in place in terms of consulting going forward, but we're trying to determine right now, really, just at what level. So it's a little tough for me to give you guidance while we are right in the middle of that process. But I think the expectation is that we should probably plan for that for the coming year at probably similar levels to what we've done this year and then, if we make some choices, to make some changes or cuts, we will let you know.

Operator

  Jeff Kalika (ph).

  Jeff Kalika Analyst

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  I was wondering -- what is your revenue recognition policy on the labor? Do you book it when they buy the television and they agree to the installation, or do you book it after the installation has taken place?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  We book it after the installation is in place, so we really follow the same policy for labor as we do merchandise. In other words, we don't count it as a sale until the merchandise is in the customer's hands or until the installation job is completed.

  Jeff Kalika Analyst

  So, just so I understand this correctly, if I went to Tweeter today and I purchased a television installation package and paid for it on my credit card, that revenue would not be booked until you've installed the television into my house?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  That's correct.

  Jeff Kalika Analyst

  And secondly, could you give any possible color on how the hiring of installers is going? I know that you guys have a lot of positions open you've been trying to fill. Can you give any color on that?

  Philo Pappas - Tweeter Home Entertainment Group - SVP of Merchandising

  We've hired about 45 installers in the last 45 days. We still have a bunch of open spots. We're trying to attract experienced people from some of these smaller shops that are around and, I think, having some success doing that.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  It's a little tough to product, Jeff, just because you know with that kind of thing, the recruitment is lumpy. The recruiting team will have a month where they've had great success, and then they could have a month that's kind of slow. But overall, it's a very key effort that we are -- it's the only place I can tell you in the Company where they've been just told to go hire, as opposed to go fill these six positions. Their marching orders are really just to continue to hire installers.

Operator

  Kelly Chase, Thomas Weisel Partners.

  Kelly Chase - Thomas Weisel Partners - Analyst

  Just a couple of quick questions. With respect to comps in the year-ago period, can you tell me what the monthly progression was in the fourth quarter last year?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  I don't exactly have it, but I think it was fairly consistent. The quarter was up against a minus 10-ish, and I don't think there were any real standouts.

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  No. It was all --

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

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  It was all kind of 9's, 10's, 11's. I don't think there was any real standout.

  Kelly Chase - Thomas Weisel Partners - Analyst

  In the gross margins, I think, Jeff, in your remarks you said that you are not expecting similar levels of gross margin improvement going forward. Can you just talk, though, a little bit about how we should look at the September quarter, given the disco inventory adjustment and the impact it had on gross margins in the year-ago period?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  You really can't compare it to the year ago, because we had the great flush of disco that happened in August and September of last year. So you really have to go back two years ago, and I think if you go back two years and you sort of model out what the typical margin decline over that period of time has been, if you are consistent on your two-year trend, I think you'll be in good shape, which means you're going to come down probably about 120 to 130 basis points off of that two-year-ago number.

  Kelly Chase - Thomas Weisel Partners - Analyst

  If you are modeling with the EITF adjustments or without?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  That would be without.

  Kelly Chase - Thomas Weisel Partners - Analyst

  So, looking at two years ago, you guys did a gross margin of 38.5 percent. That's the number I should be using as a base?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Yes, and come down off of that.

  Kelly Chase - Thomas Weisel Partners - Analyst

  And then, on the corporate SG&A level, that number kind of went up here a little bit in the June quarter. Did you -- it sounds like consulting expenses. Sequentially, should we continue to see that grow, or have you pretty much -- are you kind of where you need to be at that corporate level?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  At the moment, I'd say we are where we need to be. The big wildcard for that will be what our continued spending needs to be relative to completing our requirements under Sarbanes-Oxley. So that was one of the drivers within the June quarter. And that will certainly continue to some level within the September and December quarters. At what level that needs to continue after that, we'll just kind of wait and see. We're hoping we learn a little bit from those companies that will have to hit their 404 compliance in December, and we'll get some lessons that will allow us to be a little more efficient for us as we go from January through September to when we have to drive our own 404 certification.

  Kelly Chase - Thomas Weisel Partners - Analyst

  And then lastly, on SG&A, you guys have started your new advertising campaign. Are we looking on a year-over-year basis in the September quarter, with more advertising dollars being spent than there was a year ago?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

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  No.

  Kelly Chase - Thomas Weisel Partners - Analyst

  So it was just more of a reallocation?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  Correct.

Operator

  (OPERATOR INSTRUCTIONS). Scott Ciccarelli.

  Scott Ciccarelli - RBC Dain Rauscher - Analyst

  A couple of questions. First off, Joe, could you give those numbers again regarding the changes in SG&A as a percentage? I think I missed some of them. Compensation was -- was it 170 basis points?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Hang on a sec. Let me get back to my notes. Yes, it was a 160 basis point increase in compensation expense, a 90 basis point increase in occupancy and vehicle expenses, offset by a 140 basis point reduction in advertising and a 30 basis point decrease in bank service fees.

  Scott Ciccarelli - RBC Dain Rauscher - Analyst

  We are kind of looking at the SG&A. I know you guys have been working hard to kind of lower the absolute cost of doing business or cost structure. Where are we in that process? Is there a lot more to go? Has all the low-hanging fruit been plucked? Where do you think you are in that expense reduction process?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  I'd say we are about halfway through what we'd like to do. The way that process works is that a lot of those dollars, those savings are just now starting to flow in from some of the more formal initiatives, in terms of commodity sourcing and post-audit work so that, as the contracts renew, which they started to do May, June, July and August, you start to enjoy those savings and those reduced expenses. So we should start to see the benefit of a lot of that work really hit in fiscal '05. And that's kind of what's been the case. So, as we did work last year, it really started to show up in some of the cost-up
(ph) this year. And as we've continued those cost-cutting projects this year, the results of that will really start to show up in the income statement next year.

  Scott Ciccarelli - RBC Dain Rauscher - Analyst

  So can we actually be looking at -- assuming you have a modest sales increase, could we be looking at a lower overall, in terms of dollars, selling expenses?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Lower overall, if you -- yes, on just selling, I think that that's possible. On the total SG&A, it also almost kind of ends up being a reallocation for us this year, and probably for part of next year. So we've cut the expenses out of things like supplies, and we spent some of that money on consulting, some in support of RetailMasters objectives and some of that in support of driving to Sarbanes-Oxley compliance, and so what you've seen is a shift. No, ultimately, we do not expect that level of spend with consulting to continue. I think we'll do it for the coming year at some level, but not thereafter.

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  Scott Ciccarelli - RBC Dain Rauscher - Analyst

  And can you remind us what the consulting levels are, again?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Just for RetailMasters, the core contract was a $3 million contract, and then, if you also remember, in this year we had the warrants that hit the March quarter for a little over $5 million for non-cash compensation expense.

  Scott Ciccarelli - RBC Dain Rauscher - Analyst

  Are there other consulting groups you are also working with, though?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  There are some, yes, particularly around compliance issues.

  Scott Ciccarelli - RBC Dain Rauscher - Analyst

  But RetailMasters is the bulk of it?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Yes.

  Scott Ciccarelli - RBC Dain Rauscher - Analyst

  And then, last question, have you guys noticed -- I know you broke out a little bit in terms of the sales mix. Has there been much of a change in mix from what you're seeing within the flat-panel category? You guys used to break out plasma, LCD, microdisplay. Are we seeing any shift in that?

  Philo Pappas - Tweeter Home Entertainment Group - SVP of Merchandising

  What we are seeing right now is the largest-size LCD panels are gaining momentum, at least in our store. And in plasma, we're seeing larger-size screen sizes here as well, 50 inch coming on strong for us (ph). And DLP, overall, continues to grow as our CRT projection business is really shrinking pretty quickly.

  Scott Ciccarelli - RBC Dain Rauscher - Analyst

  Is there higher growth rates associated with one category or the other? Just because we've seen some anecdotal evidence out of some of the Asian factories, et cetera, about LCD in particular. People are starting to get nervous; there could be a slowing. I'm just wondering if that could be a result of maybe mix shift at the end-user level?

  Philo Pappas - Tweeter Home Entertainment Group - SVP of Merchandising

  Usually, what we find in the larger screen sizes is the better margins.

Operator

  Ed Ryan (ph).

  Ed Ryan Analyst

  Can you talk about your capital spending plans, and what your plans are in regard to store openings or closings or repositioning?
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  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  Sure. Capital spending for this fiscal year -- so that's the one ending September 30th of '04 -- should come in between $17 and $18 million. As I said on an earlier question, we are right smack in the middle of our FY '05 planning, and we may increase our capital spend a little bit over that, by a couple of million dollars, but not much, nothing dramatic. In terms of store openings for next year, there will be, right now -- and again, this is not final as we go through FY '05, but at the moment there are four new stores on the books, and there is two relocations, and I'm trying to think -- there might be a closing. I think there's at least one closing in there as well, for next year's plans. But again, my only caveat to you as I tell you that is that we are not all done with the FY '05 plans, so that could change a little bit -- but not too dramatically.

  Ed Ryan Analyst

  I'm surprised there aren't a few more underperforming stores, considering the recent numbers. But most of the stores are still performing at adequate levels?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  Correct. We have some stores that performed below our threshold, but not the majority.

Operator

  Jason West (ph).

  Jason West Analyst

  Back in June, you guys released sales data. You talked about a new consumer message coming out in July. I'm just wondering if that's still sort of coming out now, or if that's been pushed back, or where you stand on that.

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  By the time we hit the end of August, we should be absolutely set with our campaign. We are toying around with a couple of different things right now and watching reaction, talking in the marketplace, and we'll seek what that looks like and make the appropriate changes and be ready to go by the end of August.

  Jason West Analyst

  And can you guys talk a little bit about what this campaign will entail at this point?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  It's going back to an electronic, mostly an electronic strategy, primarily radio for the time being, with some TV thrown in now and then with print, during the holiday season and our usual direct-mail bucket of stuff that we do to keep speaking to our better customers.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  The other thing, Jason, is you are going to find that the message is going to be more focused around Tweeter's unique selling propositions, in terms of the kinds of things it does today that are more relevant to our customer base and different, perhaps, from what we did in the past. And so the message content -- so Jeff talked to you about the changes with the message delivery. The message content itself is also going to be different and a little more focused than what we saw -- you know, what you've seen for the last two years.

  Jason West Analyst

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  Okay. And would this entail a ramp-up in ad spending going forward, or is it going to be a reallocation of the spending to more focused serious?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  It's a reallocation. We have, for years -- it varies a little bit by quarter, but we have for years sort of taken projected revenue and said that we're going to allocate about 6 percent to 6.5 percent of that gross ad spend, and that discipline is not changing. So it's mostly a reallocation.

  Jason West Analyst

  And a completely separate question -- I was wondering if you could talk a bit about the gross margins that you see in the labor and installation side of the business versus sort of the total business. Are these much higher margins in that percent of sales?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  They are, at the gross level, Jason. But I will tell you that -- so if you look and just measure gross margins on a direct service provider, they are better than our average margins. But what you have to be concerned about, or what I would caution you about before you go bake that into a model, is that the operating income contribution of the labor model is not done yet, and we still think that we need more growth to achieve scale so that we're leveraging all the infrastructure we are laying in. So we are still clearly in a pretty big lay-in, in terms of infrastructure and being awfully aggressive in our hiring. So, while the gross margin line, in terms of what we are able to realize for revenue for an hour of installer's time versus what it costs us, is pretty good. When you look at that overall business kind of holistically, we are not at profitability yet.

  Jason West Analyst

  Okay. And would you expect to get positive there by the end of next year?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Yes.

  Jason West Analyst

  One then final thing, if I could. You guys talked about July as showing positive 2 percent comps. I was wondering if you could talk about whether that's being driven, traffic or ticket, or -- I know traffic has been an issue this year. I'm just wondering if that has shown improvement.

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  We really didn't do any advertising at all until this past weekend for the month. So it's just all being driven by customers walking in the store for whatever reasons they feel like walking in the store. (multiple speakers). There has been no promotional activity this month pushing them in the door. It's just executing on the sales flow with the people that come in.

Operator

  Bill Massey (ph).

  Bill Massey Analyst

  I just actually have a couple of little housekeeping ones, and then a couple of bigger-picture ones. The first one is, Joe, can you give us a little detail on the current assets on the balance sheet? Can you give us -- or actually, for that

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matter, any detail on the current liabilities, as well? Just trying to get a little more clarity on payable ratios and stuff like that.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Were you just looking for the numbers?

  Bill Massey Analyst

  Yes.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Total current assets at the end of June were 163.5 million. Current liabilities were 84.3 million.

  Bill Massey Analyst

  No; I got the totals. I was looking for a little more granularity. Do you have it yet?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Well, what do you want to know? So inventories 115.5.

  Bill Massey Analyst

  What were your payables?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Payables were 30.8, but be careful with that. Accrueds are 22.7. I think you and I have had that discussion before; you should put those together when you are doing what you are doing.

  Bill Massey Analyst

  And I think when you were in town at the CIBC conference there a couple weeks back, you were talking about what your current, at that point in time, weight was to get an installation then (ph). At least, I think you were talking maybe about the Boston market. I wonder if you could just give us a sense of if someone comes in today and sets up a home install for a theater system, about how long they're having to wait and how that compares with where that number has been trending.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  We continue to be lagging further than we would like in the Boston market. It varies a lot across the country. In some markets it's not as bad as in others, but right now, at the moment in the New England market, you'll have a pretty good -- you'll have a wait longer than we would like you to have.

  Bill Massey Analyst

  And I guess the question is, is that a function of capacity or demand or a combination of the two?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Well, it's both, obviously. We have demand, and we continue to add capacity.

  Bill Massey Analyst

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  Is it 100 percent of demand?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  We continue to be unable -- well, both the numerator and the denominator are changing, right? So we continue to add capacity, and we continue to be unable to meet demand, so I'm not --

  Bill Massey Analyst

  So the 50 percent year-over-year efficiency increase in your installation abilities, if you will, is still essentially being outpaced by the demand for that installation?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Yes.

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  Absolutely.

  Bill Massey Analyst

  And just so I'm clear, is that 50 percent number something you guys have been tracking for a while, in terms of rating performance?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  We've been tracking it for -- year over year, we've been tracking it since the December quarter.

  Bill Massey Analyst

  Has that been tracking in the 50 percent range pretty steadily, or has it moved much?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  We were up 41 percent last -- the March quarter, so we are getting nice increases. But the interesting thing about this business is there is really no one to go see to go figure out what's the right number, what really should a two-man crew be delivering, should they be installing every month? And we've got some people that are -- we don't tell what the numbers are, because that's inside information for us to know. I'm not trying to give (ph) any secrets about that, but we do know what the magic numbers are for a region to be profitable, in terms of labor penetration in the market. We do know what the numbers are for a team of installers, in terms of efficiency for them to be profitable. And we are just seeing some nice gains. So the people -- the fact that we are hiring so many "new people" and that we are still being able to get the productivity gains with the team, I think, bodes pretty well for us. But you can't just hire anybody and put them in a multi-million dollar home and ask them to go cut holes in the wall.

  Bill Massey Analyst

  No; it's obviously a very important thing, in terms of Tweeter brand equity, to have the right people in those homes. Just another question along those lines -- have you gotten any feedback from your sales force in the stores that customers who are coming in for these projects are essentially canceling their purchase orders when they find out that it's, say, three or four or five or six weeks to actually have it accomplished? Or are most customers fairly sanguine about having to wait that long?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  The wait nationally is typically one to three weeks. That's about what we are finding. Sometimes we have, in pockets -- this is in (ph) micromarkets, it might be a little longer than three weeks sometimes. Usually what will happen is, if we can get the TV in the house and get that hooked up in short order, which our home delivery team can do within a couple days, and if it takes three weeks to get the home theater in and installed, and the couple other rooms of music or whatever else they get, that's typically enough to make them happy.

  I don't have any -- I'm sure it's happened, but I think our customer, our trade equates it to a better furniture purchase. They are used to waiting 12 to 16 weeks for furniture to be made for them. So they are going to wait for two weeks, and they know what it's going to look like. It's not that big of a deal.

  Bill Massey Analyst

  I guess if they order furniture and the TV at the same time, they'll have to be standing up for 10 weeks, watching the game or something like that.

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  That's right.

  Bill Massey Analyst

  And just one last question. You guys talked about gross margin in the video category, and just to get a little more clarity there, is that a reported, meaning all-in, or is that a product, meaning just the TVs? I think you said it was stabilizing, but what I'm trying to determine is --

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  Product.

  Bill Massey Analyst

  It was product gross margin? Okay. And how has mix within the category influenced that? So even desegregating it more to specific subsegments of TV, like plasma versus DLP versus LCD?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Margins are probably more stable in plasma than they are in microdisplay, to some degree. We've seen more erosion this year in microdisplay than plasma, but I don't know that anybody here is going to place a big bet on which one is going to be more or less stable as we come into the fall. It's going to be pretty interesting, because we know that we're seeing an increase in supply, you're seeing an increase in suppliers, and you are going to see an increase in the number of SKUs available from those suppliers. So it's going to be interesting, as we step through the fall, kind of how that will shake out. And it's interesting because the suppliers are starting to line up a little bit kind of behind different technologies, so everybody is not trying to do everything.

  Bill Massey Analyst

  People are trying to make technology bets, meaning --

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  I think were going to start to see that this year probably more than we have in the past, yes.

  Bill Massey Analyst

  And then just a last question. This is sort of a big picture on that same vein. If you were to look at -- I guess, if you had the data -- the unit transaction turn rate within a category, as margins have come down in that category, I'm assuming that margins are coming down because your initial cost is pretty much stable and the prices have come down slightly. And if that's the case, does the inventory turn at a significantly faster rate, so the gross margin dollars within a category are increasing? Or is it kind of a wash?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Well, so far that's been kind of a wash. So the great question -- if I'm following your vein of thought, where you are going -- is as the ASP declines, will we see unit growth? And as the ASP declines, does that tend to decline the rate?

  The answer to the second question is yes. As the ASP declines, frequently you will start to see some level of rate compression. So we have always seen a segregation within a category where the higher ASP within the category typically enjoys a higher-margin rate than the lower-priced items within the same category, and we don't expect that relationship to change. So we've had video margins up until this year, keep in mind, had gone up every year for four years in a row. So to some degree, what you're seeing is video margin rate regressing to the mean. What you heard Philo say earlier is that that seems to be stabilizing somewhat, so that we've seen a pretty big decline year over year. But at least in this recent quarter, we've had our net margins go up. You've seen the decline in audio slow down. And so we are starting to be somewhat hopeful that we are at that place that those kinds of declines will stop. But it still leaves us with the great question that says, if in fact ASPs decline at 25 percent year over year this fall, does that mean that we're going to get a 25 or 30 percent lift in terms of unit sales? And that's the great question today --

  Bill Massey Analyst

  It's the $64,000 question.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  -- we and everybody else are wrestling with.

  Bill Massey Analyst

  So you aren't going to tell me the answer, then, Joe?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  If I had it, my friend, I would be glad to share it with you. I'll be lighting my incense stick along with the rest of the industry on that one.

  Bill Massey Analyst

  Duly noted. Well, I generally keep one of those in my office for other reasons, but we won't get into that on this call. Thanks for your help, guys.

Operator

  Kent Pearlman (ph).

  Kent Pearlman Analyst

  Two questions, the first one about the attachment rate. Obviously, that's something you always work very hard at. And when it dropped off, your feeling was it was just that the price point on the video was so high that it was more difficult to get people to add on the other things. What has changed at the margin now to see the attachment rate go up somewhat? Again, I know you've always trained people to do this. So have you learned some magic new trick of training, or have people just gotten more adjusted to the higher prices, or is it just the economy -- none of which I expect you to know specifically, but just what is your general feeling?

  And then, the second question, about same-store sales growth -- you talked about a variety of things, but I guess my question is how much of it do you think is just the negatives stopped getting as negative -- namely, has audio stabilized? Obviously, the flat-panel was gaining at the same time as tube was going to zero, and it's at basically zero now. So, how much of it is just the negatives just sort of finally stabilizing, as compared to anything really positive happening?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  Let me hit attachment. (indiscernible) you heard us say the right thing. It's not just attachment of audio, but attachment of monster cable and accessories, attachment of service warranties. Those two in particular have been a huge focus of the organization. And we are hitting some of our highest -- actually, in the June quarter, we hit our highest numbers of the year with both of those, and that trend continues in July. So the fact that we are focused on two very high-margin attachment levels helps to offset some of the video categories' margin pressures. So audio -- what you heard us say from an audio standpoint is that we really are seeing audio turns have bottomed out in their declines. The industry has gone for several years now with 30 -- 20 to 40 percent declines in the audio business. We are seeing some relative strength in our receiver and Speaker business, which are the mainstays of our audio business. Some of that, I think, has to do with the fact that we've brought in some new lines that, I think, have provided some excitement to the sales floor. Our in-wall speaker business with all of our home theater applications -- I'm sorry, home installation business -- has been rising nicely. Those are very profitable pieces of the business to sell.

  So those are the places that we have, from an attachment standpoint, that we have really been focused on. In fact, audio business has stabilized, and whether it's just that it's gone down as far as it's going to go down, and the floor has gotten excited because it's a new product that we brought, that Philo and his team have brought in, and that our customers are excited about it, that bodes well for us. We certainly do believe that, as the ASP of these larger plasma sets comes down, we do absolutely believe that we will sell more audio, because we do believe that one of the reasons why customers stopped buying some of the audio, or just cheaper audio, is because they couldn't justify spending 10 grand on a television set and then another $10,000 on audio, which was the case four years ago when people were spending $2,500 to $3,000 on a TV, $4,000 on a TV, and spending $2,500, $3,000 or $4,000 on audio to go with it.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  In terms of your second question, is our improved same-store sales growth, if lenders did you correctly, is that just getting better because we've had easier compares over time? (multiple speakers). Yes. The answer would be sure. At some point, hopefully, you get to a place where that stops. So I'm absolutely certain that plays a role.

  Kent Pearlman Analyst

  I know tube, toward the end of last year, had gotten down to pretty close to zero. Where was it last year at this time?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  What had gotten down to zero? I'm sorry.

  Kent Pearlman Analyst

  Tube sales.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Tubes are running down a little under 3 percent of revenue, I think.

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  3 to 4 percent.

  Kent Pearlman Analyst

  This year. And where were they last year?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  A year ago, probably double that.

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  Exactly, yes.

  Kent Pearlman Analyst

  So in another quarter or so, we no longer have anything that we can possibly lose from that, because we'll be going against the very low single digits.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  My guess is this coming -- after this holiday season, tubes will not be a terribly relevant --

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  A couple points (multiple speakers). They will probably bottom out at 1 to 2 percent and just stay there, and then it will be a profit category.

  Kent Pearlman Analyst

  And finally, just in terms of the flat-panel pricing, in the previous call you sort of discussed where you thought it would be for this coming holiday season. Do you still feel the same way, or have you seen anything new (multiple speakers)?

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  (multiple speakers) the 25 to 30.

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  I think in flat-panel, Joe is correct, is that you're going to see some price deteriorations as we head into the holiday season.

  Kent Pearlman Analyst

  And what do you think will be -- I know you don't necessarily sell the mass-market price point, because you don't think the quality is there. But what do you think will be your mass-market price point this year, as compared to last year?

  Jeff Stone - Tweeter Home Entertainment Group - President, CEO, COO

  For a 42-inch ED (ph) panel plasma, you'll regularly see 2999 out there. But that will not necessarily be our sweet spot, as our customer is going to be more interested in high-definition panels, which will command anywhere from $1,000 to $2,000 more.

Operator

  Joe Feldman (ph).

  Okay, he disconnected. There are no further questions at this time, sir.

  Joe McGuire - Tweeter Home Entertainment Group - VP, CFO

  Okay. Everybody, thanks very much for participating in our call, and we will talk to you next quarter.

Operator

  Ladies and gentlemen, this does conclude today's conference. Thank you for your participation, and have a wonderful day. You may all disconnect.

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